CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

As independent public accountants, we hereby consent to all references to our firm included in or made a part of the Golub Group Equity Fund Prospectus presented to us on March 31, 2010.

March 31, 2010

Ashland Partners & Company LLP

By: ______________________